UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 8, 2006

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    Retirement of Executive Officer and a Director.

Jorge Calderón Drowett, a director of EuroBancshares, Inc. (the “Company”) and Eurobank (the “Bank”), has announced his intention to resign as a director of the Company and the Bank effective as of August 31, 2006, due to increasing demands of his business schedule. Mr. Calderón currently serves as a Class A director of the Company and is a member of the Audit Committee of the Board of Directors of the Company. Mr. Calderón serves as the chairman of the Audit Committee and qualifies as the committee’s “audit committee financial expert” for purposes of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1943, as amended. A successor director of the Company and the Bank has not yet been identified to fill the vacancy being created as a result of Mr. Calderón’s resignation.

James I. Thomson, Executive Vice President, Risk Management and Chief Lending Officer of the Bank, has announced his intention to retire effective as of August 31, 2006.

(c)    Appointment of Executive Officer.

On August 1, 2006, Luis J. Berríos López is scheduled to rejoin the Bank and will assume the role of Executive Vice President and Chief Lending Officer of the Bank effective August 31, 2006 following the retirement of Mr. Thomson. Mr. Berríos, age 60, has over 35 years of experience in the commercial lending business in Puerto Rico and most recently has served as the President of Commercial Credit Solutions, Inc., a company that provides a variety of services to commercial banks, including training loan officers in credit underwriting of both commercial and consumer credit risk and portfolio management, since 2000. From 1998 to 2000, Mr. Berríos served as President and Chief Lending Officer of Banco Financiero de Puerto Rico, a commercial bank that was acquired by the Company in December 2002. Prior to joining Banco Financiero de Puerto Rico, Mr. Berríos served as Executive Vice President and Chief Lending Officer of the Bank from 1993 through 1998.

(d)    Appointment to Audit Committee.

On July 8, 2006, the Board of Directors of the Company appointed Luis Felipe Hernández Santana, a certified public accountant recently appointed as a Class B director of the Company and a director of the Bank, to the Audit Committee of the Board of Directors of the Company to fill the vacancy being created as a result of the pending resignation of Mr. Calderón. In addition, Mr. Hernández was elected as chairman of the Audit Committee and qualified as the committee’s “audit committee financial expert.”

The press release issued by the Company announcing the matters described in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

99.1	Press Release dated July 12, 2006, Announcing the New Chief Lending Officer and Director Transition.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: July 12, 2006	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated July 12, 2006, Announcing the New Chief Lending Officer and Director Transition.